SEVENTH AMENDMENT TO CREDIT AGREEMENT

THIS  SEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated May 4, 2006, is made and entered into on the terms and conditions hereinafter set forth, by and among I-TRAX, INC., a Delaware corporation (the "Borrower"), the Subsidiaries of the Borrower who are parties to the Credit Agreement (as hereinafter defined) as guarantors (the "Guarantors"), the several lenders who are parties to the Credit Agreement as lenders (the "Lenders"), and BANK OF AMERICA, N.A., a national banking association ("Bank of America"), as administrative agent for the Lenders and the Issuing Bank (in such capacity, the "Administrative Agent") and as Issuing Bank.

RECITALS:

1. Pursuant to a Credit Agreement dated as of March 19, 2004, among the Borrower, the Guarantors, the Lenders and Bank of America, as Administrative Agent and as Issuing Bank, as heretofore amended by a First Amendment to Credit Agreement dated June 1, 2004, a Second Amendment to Credit Agreement dated July 1, 2004, a Third Amendment to Credit Agreement dated August 12, 2004, a Fourth Amendment to Credit Agreement dated October 27, 2004, a Fifth Amendment to Credit Agreement dated March 31, 2005, and a Sixth Amendment to Credit Agreement dated June 29, 2005 (the "Sixth Amendment"), among the Borrower, the Guarantors, the Lenders and Bank of America, as Administrative Agent and as Issuing Bank (as the same heretofore has been or hereafter may be further amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, the "Credit Agreement"), the Lenders agreed to make Loans to the Borrower and to purchase participations in Letters of Credit issued for the account of the Borrower, and the Issuing Bank agreed to issue such Letters of Credit, all as more specifically described in the Credit Agreement.

2. The parties hereto desire to amend the Credit Agreement in certain respects as more particularly hereinafter set forth.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto agree as follows:

1.  Amendment of Section 1.1. Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate locations according to alphabetical order, or by amending and restating existing definitions to read as indicated, as applicable:

"EBITDA" shall mean, for the Borrower and its Subsidiaries on a consolidated basis for any period, the sum of Consolidated Net Income plus (a) the following, without duplication and to the extent deducted in computing Consolidated Net Income: (1) Interest Expense, (2) federal, state, local and foreign income, value-added and similar tax expense, (3) depreciation, (4) amortization of intangible assets and other non-cash charges, and (5) noncash stock-based compensation expense, less (b) any non-cash items increasing Consolidated Net Income for such period (except to the extent cash relating to such item has been received after the date of this Agreement).

"Fixed Charge Coverage Ratio" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, calculated as of any date of determination for the Last Four Fiscal Quarters, the ratio of (a) EBITDAR, less the Maintenance Capital Expenditure Adjustment, less income, value-added and similar tax expenses paid in cash, to (b) the sum of the portion of Interest Expense that was paid in cash or its equivalent during such period, plus current maturities of term Indebtedness, plus Rent Expense; provided, however, that adjustments to noncash stock-based compensation expense required by GAAP in connection with changes in the Borrower's stock price shall be disregarded for purposes of calculating this ratio.

"Revolving Credit Maturity Date" shall mean October 1, 2007.

2.  Amendment of Section 10.1.3. Section 10.1.3 of the Credit Agreement is hereby amended to read as follows:

10.1.3. Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter to be less than 1.00 to 1.00.

3.  Agreement Regarding Limited Waiver of Section 10.1.1. The Administrative Agent, the Issuing Bank and the Lenders hereby acknowledge, agree and confirm that the limited waiver of compliance with the requirements of Section 10.1.1 of the Credit Agreement provided in Section 5 of the Sixth Amendment expires on December 31, 2006. Accordingly, compliance with Section 10.1.1 of the Credit Agreement as well as all of the other covenants contained in Article 10 of the Credit Agreement must be demonstrated as of and for periods ending December 31, 2006 and thereafter in accordance with and pursuant to the terms of the Credit Agreement.

4.  Conditions to Effectiveness. This Amendment shall be effective only upon the satisfaction of the following conditions:

(a)  the Borrower, each of the Guarantors, the Administrative Agent, the Issuing Bank and Requisite Lenders shall have executed and delivered a counterpart of this Amendment;

(b)  each of the representations and warranties of the Borrower contained in Section 5 shall be true and correct in all material respects as of the date as of which all of the other conditions contained in this Section 4 shall have been satisfied; and

(c)  the Administrative Agent shall have received such documents, instruments, certificates, opinions and approvals as it reasonably may have requested.

5.  Representations and Warranties of the Borrower and the Guarantors. As an inducement to the Lenders, the Issuing Bank and the Administrative Agent to enter into this Amendment, the Borrower and the Guarantors hereby represent and warrant that, on and as of the date hereof, and taking into account the provisions hereof, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except for (a) representations and warranties that expressly relate to an earlier date, which remain true and correct as of said earlier date, (b) representations and warranties that have become untrue or incorrect solely because of changes permitted by the terms of the Credit Agreement and the other Loan Documents, and (c) the representations and warranties set forth in paragraphs (a), (d) and (e) of Section 7.5 of the Credit Agreement, as to which no further representation or warranty is made herein.

6.  Effect of Amendment; Continuing Effectiveness of Credit Agreement and Loan Documents.

(a)  Neither this Amendment nor any other indulgences that may have been granted to the Borrower or any Guarantor by the Administrative Agent, the Issuing Bank or any Lender shall constitute a course of dealing or otherwise obligate the Administrative Agent, the Issuing Bank or any Lender to modify, expand or extend the agreements contained herein, to agree to any other amendments to the Credit Agreement or to grant any consent to, waiver of or indulgence with respect to any other noncompliance with any provision of the Loan Documents.

(b)  Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

(c)  Any noncompliance by the Borrower or any Guarantor with any of the covenants, terms, conditions or provisions of this Amendment shall constitute an Event of Default.

(d)  Except to the extent amended or modified hereby, the Credit Agreement, the other Loan Documents and all terms, conditions and provisions thereof shall continue in full force and effect in all respects and shall be construed in accordance with the modifications of the Credit Agreement effected hereby. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein secure and shall continue to secure the payment of all Obligations, in each case taking into account the modifications of the Credit Agreement effected hereby.

7.  Release and Waiver. The Borrower and the Guarantors hereby stipulate, acknowledge and agree that they have no claims or causes of action of any kind whatsoever against any of the Lenders, the Issuing Bank or the Administrative Agent arising out of or relating in any way to any event, circumstance, action or failure to act with respect to this Amendment, the Credit Agreement, the other Loan Documents or any matters described or referred to herein or therein or otherwise related hereto or thereto. The Borrower and the Guarantors hereby release all of the Lenders, the Issuing Bank and the Administrative Agent from any and all claims, causes of action, demands and liabilities of any kind whatsoever, whether direct or indirect, fixed or contingent, liquidated or unliquidated, disputed or undisputed, known or unknown, that the Borrower or any Guarantor may now or hereafter have and that arise out of or relate in any way to any event, circumstance, action or failure to act on or before the date of this Amendment with respect to this Amendment, the Credit Agreement, the other Loan Documents or any matters described or referred to herein or therein or otherwise related hereto or thereto. The release by the Borrower and the Guarantors herein, together with the other terms and provisions of this Amendment, are entered into by the Borrower and the Guarantors advisedly and without compulsion, coercion or duress, the Borrower and the Guarantors having determined that this Amendment and all of its terms, conditions and provisions are in the economic best interests of the Borrower and the Guarantors. The Borrower and the Guarantors represent that they are entering into this Amendment freely and with the advice of counsel as to their legal alternatives.

8.  Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party reasonably may request in order to effect the intents and purposes of this Amendment.

9.  Counterparts. This Amendment may be executed in multiple counterparts or copies, each of which shall be deemed an original hereof for all purposes. One or more counterparts or copies of this Amendment may be executed by one or more of the parties hereto, and some different counterparts or copies executed by one or more of the other parties. Each counterpart or copy hereof executed by any party hereto shall be binding upon the party executing same even though other parties may execute one or more different counterparts or copies, and all counterparts or copies hereof so executed shall constitute but one and the same agreement. Each party hereto, by execution of one or more counterparts or copies hereof, expressly authorizes and directs any other party hereto to detach the signature pages and any corresponding acknowledgment, attestation, witness or similar pages relating thereto from any such counterpart or copy hereof executed by the authorizing party and affix same to one or more other identical counterparts or copies hereof so that upon execution of multiple counterparts or copies hereof by all parties hereto, there shall be one or more counterparts or copies hereof to which is(are) attached signature pages containing signatures of all parties hereto and any corresponding acknowledgment, attestation, witness or similar pages relating thereto.

10.  Miscellaneous.

(a)  This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Tennessee, without reference to the conflicts or choice of law principles thereof.

(b)  The headings in this Amendment and the usage herein of defined terms are for convenience of reference only, and shall not be construed as amplifying, limiting or otherwise affecting the substantive provisions hereof.

(c)  All references herein to the preamble, the recitals or sections, paragraphs, subparagraphs, annexes or exhibits are to the preamble, recitals, sections, paragraphs, subparagraphs, annexes and exhibits of or to this Amendment unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Amendment, refer to this Amendment as a whole and not to any particular provision of this Amendment.

(d)  Any reference herein to any instrument, document or agreement, by whatever terminology used, shall be deemed to include any and all amendments, modifications, supplements, extensions, renewals, substitutions and/or replacements thereof as the context may require.

(e)  When used herein, (1) the singular shall include the plural, and vice versa, and the use of the masculine, feminine or neuter gender shall include all other genders, as appropriate, (2) "include", "includes" and "including" shall be deemed to be followed by "without limitation" regardless of whether such words or words of like import in fact follow same, and (3) unless the context clearly indicates otherwise, the disjunctive "or" shall include the conjunctive "and".

 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

[Remainder of Page Intentionally Left Blank;
Signature Pages Follow]

[Signature Page to Seventh Amendment to Credit Agreement
(I-trax, Inc.) dated May 4, 2006]

BORROWER:

I-TRAX, INC.

By:	/s/ David R. Bock
Name: David R. Bock
Title: Chief Financial Officer

GUARANTORS:

I-TRAX HEALTH MANAGEMENT SOLUTIONS, INC.,
a Delaware corporation

By:	/s/ David R. Bock
Name: David R. Bock
Title: Chief Financial Officer

I-TRAX HEALTH MANAGEMENT SOLUTIONS, LLC,
a Delaware limited liability company

BY:	I-TRAX, INC., its sole member

By:	/s/ David R. Bock
Name: David R. Bock
Title: Chief Financial Officer

CHD MERIDIAN HEALTHCARE, LLC,
a Delaware limited liability company

BY:	I-TRAX, INC., its sole member

By:	/s/ David R. Bock
	Name:	David R. Bock
	Title:	Chief Financial Officer

AMERICAN OCCUPATIONAL HEALTH MANAGEMENT, INC.,
a Delaware corporation

By:	/s/ David R. Bock
	Name:	David R. Bock
	Title:	Chief Financial Officer

MEDICENTER, INC.,
an Oklahoma corporation

By:	/s/ David R. Bock
	Name:	David R. Bock
	Title:	Chief Financial Officer

MERIDIAN COMP OF NEW YORK, INC.,
a Delaware corporation

By:	/s/ David R. Bock
	Name:	David R. Bock
	Title:	Chief Financial Officer

CORPORATE HEALTH DIMENSIONS, INC.
a New York corporation

By:	/s/ David R. Bock
	Name:	David R. Bock
	Title:	Chief Financial Officer

CHDM, INC.
a Delaware corporation

By:	/s/ David R. Bock
	Name:	David R. Bock
	Title:	Chief Financial Officer

CHDM, LLC
an Indiana limited liability company

By:	/s/ David R. Bock
	Name:	David R. Bock
	Title:	Chief Financial Officer

[Signature Page to Seventh Amendment to Credit Agreement
(I-trax, Inc.) dated May 4, 2006]

ADMINISTRATIVE AGENT, LENDER AND
ISSUING BANK:

BANK OF AMERICA, N.A.

By:	/s/ Bradley P. Martinsen
Name: Bradley P. Martinsen
Title: Senior Vice President